EXHIBIT 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


I, Gabriel Battista, Chief Executive Officer of Talk America Holdings, Inc. (the "Company"), have reviewed the Company's Annual Report on Form 10-K for the annual period ended December 31, 2002 and, based on the inquiries I have made or caused to be made in the fulfillment of my responsibilities as the Chief Executive Officer of Talk America Holdings, Inc., I hereby certify that:

     (i) the Talk America Holdings, Inc. Annual Report on Form 10-K for the annual period ended December 31, 2002 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Talk America Holdings, Inc.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of Talk America Holdings, Inc. with the requirements of
Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Talk America Holdings, Inc. and will be retained by Talk America Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Gabriel  Battista
----------------------
Gabriel  Battista
Chief  Executive  Officer
March  28,  2003

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